As filed with the Securities and Exchange Commission on December 2, 1999
                                        Securities Act File No. 333-74407
                                 Investment Company Act File No. 811-9261




             U.S. SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                            FORM N-2


        [X]     Registration Statement under the Securities Act of 1933
        [ ]     Pre-Effective Amendment No. ____
        [X]     Post-Effective Amendment No. 1   and/or


        [X]     Registration Statement under the Investment Company Act of 1940
        [X]     Amendment No. 4




                 LCM INTERNET GROWTH FUND, INC.
       (Exact Name of Registrant as Specified in Charter)
                  810 West Washington Boulevard
                     Chicago, Illinois 60607
            (Address of Principal Executive Offices)
 Registrant's Telephone Number, Including Area Code:  (312) 705-3028

                        Barry J. Glasgow
                 LCM Internet Growth Fund, Inc.
                  810 West Washington Boulevard
                     Chicago, Illinois 60607
             (Name and Address of Agent for Service)

                           Copies to:
                     Scott A. Moehrke, Esq.
                      Godfrey & Kahn, S.C.
                     780 North Water Street
                 Milwaukee, Wisconsin 53202-3590

     This Registration Statement on Form N-2 (Reg. Nos. 333-74407; 811-9261) (the "Registration Statement") is hereby amended to reflect the withdrawal and deregistration of 1,970,000 shares of Common Stock (out of 4,600,000 shares) not sold on or before the date of this Post-Effective Amendment No. 1 to the Registration Statement.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 1st day of December, 1999.


                              LCM INTERNET GROWTH FUND, INC.
                              (Registrant)


                              By: /s/ Michael R. Grady, Jr.
                                 ------------------------------
                                  Michael R. Grady, Jr.
                                  President and Treasurer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration
Statement has been signed below by the following persons in the capacities and on the dates indicated.


Name                               Title                           Date

/s/ Michael R. Grady, Jr.  President, Treasurer and Director  December 1, 1999
-------------------------
Michael R. Grady, Jr.

     *                     Vice President, Secretary          December 1, 1999
-------------------------  and Director
Barry J. Glasgow

     *                     Director                           December 1, 1999
-------------------------
Michael Radnor

     *                     Director                           December 1, 1999
-------------------------
David A. Schwering

     *                     Director                           December 1, 1999
-------------------------
George D. Kraft

     *                     Director                           December 1, 1999
-------------------------
Lawrence E. Harb


*By: /s/ Michael R. Grady, Jr.
    -------------------------------
    Michael R. Grady, Jr. (as attorney-in-fact pursuant to
    authority granted by power of attorney included on this
    signature page in initial filing of this Registration Statement)